UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR 00901 (Address of principal executive offices) (zip code)

(833) 373-3228

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2022, the Compensation Committee of our Board of Directors adopted the Executive Officer Bonus Program (the “2023 Plan”) for the fiscal year ended April 30, 2023. The 2023 Plan provides for Base Salary, Cash Bonus and Base Equity awards for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer as follows:

Position	Base Salary	Target Bonus *	Base Equity (shares of common stock) **
CEO	$300,000	100%	306,240
CFO	$230,000	100%	222,720
COO	$230,000	100%	167,040

*    Bonus will be based upon satisfaction of actual realized amounts of Total Revenues and Net Loss relative to budgeted amounts.

**  50% vested on the date of grant and 50% upon attainment of certain milestones, provided the awardee is still employed by the Company on the date of vesting.

The Compensation Committee has established revenue growth as the primary bonus metric, with net loss a secondary metric. Bonuses will paid quarterly based on financial results for each respective quarter, with a cumulative adjustment at year end and claw-back rights. For the first three quarters, the bonus will be calculated in a two-step manner, as follows: First, the base bonus will be determined by comparing the actual gross revenues for the quarter to the Company’s budgeted gross revenues, and then determining the percentage realized based on the actual revenue versus the budgeted revenue. Second, the actual net loss ratio for the quarter would be compared to the Company’s budgeted net loss ratio to determine a bonus adjustment percentage that would be applied against the base bonus amount to determine the final bonus amount for the quarter. For the fourth quarter, a year-to-date cumulative calculation would be completed to determine the final total bonus for the year.

An executive may elect to receive all or a portion of their bonus in shares of restricted stock of the Company instead of cash payment, for quarters 2-4. In such case, the number of shares shall be determined by doubling the cash bonus and then dividing that value by the Company’s closing stock price on the day the bonus is earned, which would be the last day of the quarter. The executive would have until the 15th day of the next month following when the bonus is earned to determine if they want to receive any or all of the earned bonus in stock or cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: September 1, 2022	By:	/s/ Joseph Hernon
Name: Joseph Hernon
Title: Chief Financial Officer